SCHEDULE 14A

INFORMATION REQUIRED IN A PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TRANSAKT LTD.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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(4) Proposed maximum aggregate value of transaction: N/A

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee if offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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TRANSAKT LTD.
Unit 8, 3/F., Wah Yiu Industrial Centre, 30-32 Au Pui Wan Street, Fo Tan
N.T. Hong Kong

NOTICE OF ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 1, 2016, at 10:00 AM (Pacific Daylight Time)

NOTICE IS HEREBY GIVEN that TransAKT Ltd., a Nevada corporation, will hold an Annual and Special meeting of stockholders on Friday, April 1, 2016, at 10:00 AM (CST/local time) at Conference room no.5, 6/F Taiwan Railways Administration MOTC, No. 3 Beiping W Road, Zhongzheng District, Taipei City, Taiwan (the “Meeting”). The Meeting is being held for the following purposes:

1.

to approve a reverse stock split of our issued and outstanding shares on the basis of up to 20 old shares for 1 new share, to be implemented at the discretion of the Board of Directors by April 1, 2017 (the “Reverse Stock Split”); no fractional shares will be issued in connection with the Reverse Stock Split, in the case of a fractional share, the fractional share will be rounded up;

2.	to elect Ho Kang-Wing, He Jiaxian, He Jingtian, and Tam Yuk-Ching as Directors to serve our company for the ensuing year and until their successors are elected;

3.

to ratify the appointment of KCCW Accountancy Corp. as our independent registered public accounting firm for the fiscal years ending December 31, 2015 and December 31, 2016 and to allow Directors to set the remuneration; and

4.	to transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our board of directors recommends that you vote “for” each of the nominees and vote “for” each proposal.

Our board has fixed the close of business on February 29, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement of the Meeting. At the Meeting, each holder of record of shares of common stock, $0.001 par value per share, will be entitled to one vote per share of common stock held on each matter properly brought before the Meeting.

THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

Dated: February 16, 2016.

By Order of the Board of Directors,

/s/Ho Kang-Wing
Ho Kang-Wing President and Director

IMPORTANT: Please complete, date, sign and promptly return the enclosed proxy card in the prepaid envelope (if mailing within the United States) to ensure that your shares will be represented. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on April 1, 2016 — the proxy statement is available at [insert internet link].

TRANSAKT LTD.
Unit 8, 3/F., Wah Yiu Industrial Centre, 30-32 Au Pui Wan Street, Fo Tan
N.T. Hong Kong

Proxy Statement for the Annual and Special Meeting of Stockholders

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the Annual and Special Meeting of Stockholders (the “Meeting”) to be held on April 1, 2016 at 10:00 AM (CST/local time) at Conference room no.5, 6/F Taiwan Railways Administration MOTC, No. 3 Beiping W Road, Zhongzheng District, Taipei City, Taiwan., or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual and Special Meeting and any business properly brought before the Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting. We intend to mail this proxy statement and accompanying proxy card on or about March 7, 2016 to all stockholders entitled to vote at the Meeting who have not consented to electronic delivery of materials. Stockholders entitled to vote at the Meeting who have consented to electronic delivery will instead receive materials electronically.

Unless the context requires otherwise, references to “we”, “us” “our” and “our company” refer to TransAKT Ltd.

What items will be voted at the meeting?

Our stockholders will vote:

1.

the approval of a reverse stock split of our issued and outstanding shares on the basis of up to 20 old shares for 1 new share, to be implemented at the discretion of the Board of Directors by November 9, 2016 (the “Reverse Stock Split”); no fractional shares will be issued in connection with the Reverse Stock Split, in the case of a fractional share, the fractional share will be rounded up;

2.	to elect Ho Kang-Wing, He Jiaxian, He Jingtian, and Tam Yuk-Ching as Directors to serve our company for the ensuing year and until their successors are elected;

3.	to ratify KCCW Accountancy Corp. as our independent registered public accounting firm for the fiscal year ending August 31, 2016 and to allow Directors to set the remuneration; and

4.	to transact such other business as may properly come before the Meeting or any adjournment of postponement thereof.

We urge you to carefully read and consider the information contained in this proxy statement. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the Meeting, but you do not need to attend the Meeting in person to vote your shares. Even if you do not plan to attend the Meeting, please vote by proxy by following instructions provided in the proxy card.

Who Can Vote

You are entitled to vote if you were a holder of record of shares of our common stock, $0.001 par value per share (the “Common Stock”) as of the close of business on February 29, 2016 (the “Record Date”). Your shares can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

Holders of record of Common Stock at the close of business on the Record Date will be entitled to receive notice of and vote at the Meeting. At the Meeting, each of the shares of Common Stock represented will be entitled to one (1) vote on each matter properly brought before the Meeting. As of February 16, 2016, there were 613,447,306 shares of Common Stock issued and outstanding.

In order to carry on the business of the Meeting, we must have a quorum. Under our bylaws, a quorum is a majority of issued and outstanding entitled to vote, represented in person or by proxy.

Proxy Card and Revocation of Proxy

In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of Proposal 1, at their discretion, on any other matters that may properly come before the Meeting. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, since no stockholder proposals or nominations were received by us on a timely basis, no such matters may be brought at the Meeting.

Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Transfer Online, Inc., 512 SE Salmon St., Portland, OR 97214 (Telephone: (503) 227-2950), at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

Voting of Shares

Stockholders of record on February 29, 2016 record date are entitled to one (1) vote for each share of Common Stock held on all matters to be voted upon at the Meeting. You may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies.

ADVICE TO BENEFICIAL HOLDERS OF SHARES OF COMMON STOCK

THE INFORMATION SET FORTH IN THIS SECTION IS OF SIGNIFICANT IMPORTANCE TO MANY STOCKHOLDERS OF OUR COMPANY, AS A SUBSTANTIAL NUMBER OF STOCKHOLDERS DO NOT HOLD SHARES IN THEIR OWN NAME.

Stockholders who do not hold their shares in their own name (referred to in this Proxy Statement as “beneficial stockholders”) should note that only proxies deposited by stockholders whose names appear on the records of our company as the registered holders of shares of common stock can be recognized and acted upon at our annual and special meeting. If shares of common stock are listed in an account statement provided to a stockholder by a broker, then in almost all cases those shares of common stock will not be registered in the stockholder’s name on the records of our company. Such shares of common stock will more likely be registered under the names of the stockholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depository for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee and custodian for many Canadian brokerage firms). Beneficial stockholders should ensure that instructions respecting the voting of their shares of common stock are communicated to the appropriate person, as without specific instructions, brokers/nominees are prohibited from voting shares for their clients.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from beneficial stockholders in advance of stockholders’ meetings, unless the beneficial stockholders have waived the right to receive meeting materials. Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by beneficial stockholders in order to ensure that their shares of common stock are voted at our annual and special meeting. The Form of Proxy supplied to a beneficial stockholder by its broker (or the agent of the broker) is similar to the Form of Proxy provided to registered stockholders by our company. However, its purpose is limited to instructing the registered stockholder (the broker or agent of the broker) how to vote on behalf of the beneficial stockholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”) (formerly, ADP Investor Communication Services in the United States and Independent Investor Communications Company in Canada). Broadridge typically applies a special sticker to proxy forms, mails those forms to the beneficial stockholders and the beneficial stockholders return the proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of shares to be represented at our annual and special meeting. A beneficial stockholder receiving a Broadridge proxy cannot use that proxy to vote shares of common stock directly at our Annual and Special Meeting - the proxy must be returned to Broadridge well in advance of our Annual Meeting in order to have the shares of common stock voted.

Although a beneficial stockholder may not be recognized directly at our Annual and Special Meeting for the purposes of voting shares of common stock registered in the name of his broker (or agent of the broker), a beneficial stockholder may attend at our Annual and Special Meeting as proxyholder for the registered stockholder and vote the shares of common stock in that capacity. Beneficial stockholders who wish to attend at our Annual and Special Meeting and indirectly vote their shares of common stock as proxyholder for the registered stockholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of our annual and special meeting.

Alternatively, a beneficial stockholder may request in writing that his or her broker send to the beneficial stockholder a legal proxy which would enable the beneficial stockholder to attend at our Annual and Special Meeting and vote his or her shares of common stock.

There are two kinds of beneficial owners – those who object to their name being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called NOBOs for Non-Objecting Beneficial Owners).

YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. An abstention is counted as a vote against that proposal. Shares represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as not-voted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. To date, we have not incurred costs in connection with the solicitation of proxies from our stockholders, however, our estimate for total costs is $8,000.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Proxy Statement, as of February 16, 2016, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our corporation;

2.	any proposed nominee for election as a director of our corporation; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Stockholders and Security Ownership of Management”. To our knowledge, no director has advised that he or she intends to oppose any proposal described herein.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of February 16, 2015, we had a total of 613,447,306 shares of common stock ($0.001 par value per share) issued and outstanding.

The following table sets forth, as of February 16, 2015, certain information with respect to the beneficial ownership of our common and preferred stock by each stockholder known by us to be the beneficial owner of more than 5% of our common and preferred stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock and preferred stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common and preferred stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
James Wu Former President, Chief Executive Officer, and Director (3) 2 FL NO 28 Lane 231 Fu-Hsin N Rd Taipei, Taiwan	17,485,862	2.85%
Cheng Chun-Chih Former Director (Chairman of Taiwan Halee International Co. Ltd.) (4) NO 3 Lane 141 Sec 3 Pei-Shen Rd Shen-Ken Hsiaung Taipei Hsieng, Taiwan	5,000,000	(2)
Ho Kang-Wing President, Chief Executive Officer, and Director 503 5F Silvercord Tower 2, 30 Canton Rd Tsimshatsui Kowloon, HKG	25,000,000	4.08%

Dr. Shiau Tzong-Huei Former Director (Chief Technical Officer of Taiwan Halee and Chairman of TransAKT Taiwan Corp.) (5) NO 3 Lane 141 Sec 3 Pei-Shen Rd Shen-Ken Hsiaung Taipei Hsieng, Taiwan"	1,000,000	(2)
Taifen Day Former Chief Financial Officer (6) 420 12 Ave N.W. Calgary, Alberta T2M 0C9 Canada	Nil	(2)
Yam Chi-Wah Chief Financial Officer Flat E 7/F Block 21 Laguna City Kwun Tong, Kowloon, Hong Kong	2,500,000	(2)
He Jingtian Director 11 Jinghong Road Hujing Garden Daliang Shunde 528300 Foshan Gd China	28,000,000	4.564%
He Jiaxian Director 11 Jinghong Road Hujing Garden Daliang Shunde 528300 Foshan Gd China	15,000,000	2.45%
Tam Yuk-Ching Director 23 Sam Mun Tsai Road, The Beverly Hills Boulevard Du Lac, House 212, Tai Po, Nt Hong Kong	28,000,000	4.564%
Directors and Executive Officers as a Group	121,985,862 Common Shares	19.89%
Liu Ju-Wen 2nd Floor-2 No 8 Lane 80 San-Min Rd Song-San District Taipei City, Taiwan	39,119,400	6.38%
Other Shareholders	39,119,400 Common Shares	6.38%

(1)

Based on 613,447,306 shares of common stock issued and outstanding as of November 9, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	Less than 1%.
(3)	James Wu served as our President, Chief Executive Officer, and Director from October 25, 2004 until March 12, 2015.
(4)	Dr. Shiau Tzong-Huei served as our Director from December 14, 2006 until March 12, 2015.
(5)	Cheng Chun-Chih served as our Director from December 14, 2006 until March 12, 2015.
(6)	Taifen Day served as our Chief Financial Officer from July 27, 2006 until March 12, 2015.

PROPOSAL NO. 1 - REVERSE STOCK SPLIT

General

Our board of directors has approved, and recommended that our stockholders approve, a proposal to permit our board of directors, in their sole discretion, to effect a reverse stock split of our issued and outstanding shares of common stock on a basis of up to twenty (20) old for one (1) new share.

If our stockholders approve the Reverse Stock Split, and our board of directors decides to implement it, the Reverse Stock Split will become effective upon approval of The Financial Industry Regulatory Authority (“FINRA”).

Even if the stockholders approve the Reverse Stock Split, we may abandon or postpone the proposal if our board of directors determines that it is no longer in the best interests of our company and our stockholders. If the Reverse Stock Split is not implemented by our board of directors within 12 months of the annual and special meeting, the proposal will be deemed abandoned, without further effect. In that case, our board of directors may again seek stockholder approval at a future date if it deems a reverse stock split to be advisable at that time.

Action and Effect

On November 9, 2015, our Board of Directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, a consolidation of our current issued and outstanding common shares on the basis of 1 new common share for 20 old common shares. There will be no change to the authorized shares of our common stock as a result of any reverse stock split and any fractional shares will be rounded down.

We will obtain a new CUSIP number for the common stock at the time of the Reverse Stock Split. We must provide FINRA at least ten (10) calendar days advance notice of the effective date of a reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

The purpose of the reverse stock split is to attempt to increase the per share trading value of our common stock and have fewer shares issued and outstanding to make us more attractive as a business combination target. However, in many cases, the market price of a company’s shares declines after a reverse stock split.

Effect on Shareholders

After the effective day of the proposed Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. As of the Record Date, 613,447,306 shares of common stock were issued and outstanding. Without taking into account the issuance of any common stock to allow for fractional shares, based on the number of shares issued and outstanding and, for illustrative purposes only, we would have approximately 30,672,366shares outstanding immediately following the completion of the Reverse Stock Split. Further, any outstanding options, warrants and rights as of the effective date that are subject to adjustment will be adjusted accordingly. These adjustments may include adjustments to the number of shares of common stock that may be obtained upon exercise or conversion of the securities, the applicable exercise or purchase price as well as other adjustments.

The proposed Reverse Stock Split will affect all common stockholders uniformly and will not affect any shareholders’ percentage interest our common stock compared to other shareholders (except for shareholders losing one whole share for a fractional share interest).

Further, an effect of the existence of authorized but un-issued capital stock may be to enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of our company’s management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in our company’s best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. We do not have any current plans, proposals, or arrangements to propose any amendments to the Articles of Incorporation or bylaws that would have a material anti-takeover effect.

We cannot predict the effect of any Reverse Stock Split upon the market price over an extended period and, in many cases the market value of a company’s common stock following a reverse split declines. We cannot assure you that the trading price of our common stock after the Reverse Stock Split will rise in inverse proportion to the reduction in the number of shares of our common stock outstanding as a result of the reverse stock split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of the common stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

Further, as a result of any consolidation, some stockholders may own less than 100 shares of the common stock. A purchase or sale of less than 100 shares, known as an “odd lot” transaction, may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares following the reverse split may be required to pay higher transaction costs if they sell their shares of common stock.

No fractional shares of post-reverse common stock will be issued to any shareholder. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

We are not attempting to go “private” by the action of Reverse Stock Split. The actual number of shareholders shall remain the same, with no current shareholder having less than one share, after the effectiveness of a consolidation.

After giving effect to this proposal, our capital structure will be as follows:

Shares Authorized (if proposal #1 is approved)	200,000,000
Issued and Outstanding	30,672,366
Authorized and Reserved for Issuance	0
Authorized and Unreserved for Issuance	169,327,634

Tax Effect

The following discussion is a summary of the U.S. federal income tax consequences to a stockholder who exchanges shares pursuant to the reverse stock split. This discussion is for general information only and is not intended to be a complete description of all potential tax consequences to a particular stockholder. Nor does it describe state, local or foreign tax consequences. Any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This discussion is based on current provisions of the Code, Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. We have not sought nor will we seek any rulings from the IRS with respect to the U.S. federal income tax consequences discussed below. The discussion below is not in any way binding on the IRS or the courts or in any way constitutes an assurance that the U.S. federal income tax consequences discussed herein will be accepted by the IRS or the courts.

We will not recognize any gain or loss for tax purposes as a result of the reverse stock split. Furthermore, the reverse stock split will not result in the recognition of gain or loss to our common stockholders. The holding period for the shares of common stock each stockholder receives will include the holding period of the shares exchanged in the reverse stock split. The aggregate adjusted basis of the new shares of common stock will be equal to the aggregate adjusted basis of the old shares exchanged in the reverse stock split.

Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

PROPOSAL NO. 2 - ELECTION OF DIRECTORS

Our Board of Directors has nominated the persons named below as candidates for Directors at the Meeting. These nominees are all of our current Directors. Unless otherwise directed, the proxy holders will vote the proxies received by them for the five nominees named below.

Each Director who is elected will hold office until the next Meeting of Stockholders and until his or her successor is elected and qualified. Any Director may resign his or her office at any time and may be removed at any time by the majority of vote of the stockholders given at a special meeting of our stockholders called for that purpose.

Our company’s management proposes to nominate the persons named in the table below for election by the stockholders as Directors of the company. Information concerning such persons, as furnished by the individual nominees, is as follows:

Our Board of Directors recommends that you vote FOR the nominees.

Nominees

As at the Record Date, our Directors and executive officers, their age, positions held, and duration of term, are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Ho Kang-Wing	Chairman, Chief Executive Officer, President and Director	53	March 12, 2015
He Jiaxian	Director	61	March 12, 2015
He Jingtian	Director	29	March 12, 2015
Tam Yuk-Ching	Director	49	March 12, 2015

Business Experience

The following is a brief account of the education and business experience of the nominees during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed.

Ho Kang-Wing – Chairman, Chief Executive Officer, President and Director

Since 1993 Ho Kang Wing has served and the managing director of Guangdong Dongrong Metal Products Co., Ltd., Foshan, Guangdong, China based company specializing in the design and production of metal and wood products. Under his direction Guangdong Dongrong has achieved annual revenues in excess of USD$100,000,000. Mr. Ho has served on TransAKT’s board of directors since July 2013.Mr. Ho has committed to help TransAKT to develop a market for Vegfab in China and other Asian countries. He is 53 years of age and resides in Kowloon City, Hong Kong..

He Jingtian – Director

In 1993 Mr. He Jingtian founded Guangdong Dongrong Metal Products Co., Ltd. He has served as general manager of Guangdong Dongrong since its inception. He is 61 years of age and resides in Shunde City, Guangdong, China.

He Jiaxian – Director

Mr. He Jiaxian obtained a Bachelors of Arts degree in International Economics and Trade from South China University of Technology in 2010, and a Masters of Science in Management from Loughborough University (UK) in 2012. In 2013 he joined Guangdong Dongrong Metal Products Co., Ltd. as a project manager. He is also the founder and director of Guangdong Chuansuo Agricultural Science and Technology Co. Ltd. Mr. He is 29 years of age and resides in Shunde City, Guangdong, China.

Tam Yuk-Ching – Director

Since 2004 Ms. Tam Yuk Ching has served as the managing director of Legend Hardware Ltd., a Hong Kong based manufacturer of furniture hardware which employs over 2,500 workers at its 100,000 square foot factory in Foshan, China. Ms. Tam brings more than 20 years of experience in corporate finance and will assist the Company in all financing and capital raising activities in the future. She is 49 years of age and resides in Hong Kong.

EXECUTIVE OFFICERS

Our executive officers are appointed by our Board of Directors and serve at the pleasure of our Board of Directors.

The names of our executive officers, their ages, positions held, and durations of are as follows:

Name	Position Held with our Company	Age	Date First Elected Or Appointed
Ho Kang-Wing	Chairman, Chief Executive Officer, President and Director	53	March 12, 2015
Yam Chi-Wah	Chief Financial Officer	52	March 12, 2015

Yam Chi-Wah –Chief Financial Officer

Mr. Yam holds a BA (Honors) of Business Finance from Napier University of Edinburgh, and brings more than 20 years of industry experience in the accounting field. Prior to joining TransAKT, Mr. Yam Served as financial controller of Legend Hardware Ltd. from 2006 to 2015, a company specializing in the manufacture, processing, and distribution of office & home furnishings. He has also served as a finance manager for Neolink Technology Ltd., a listed company in Hong Kong.

For information regarding Mr. Kang-Wing and Bhullar, see “Nominees” beginning on page 8.

Family Relationships

There are no family relationships between any director or executive officer.

Involvement in Certain Legal Proceedings

We know of no material proceedings in which any of our Directors, officers, affiliates or any stockholder of more than 5% of any class of our voting securities, or any associate thereof is a party adverse to our company.

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Public Availability of Corporate Governance Documents

Our key corporate governance document is our Code of Ethics which is:

  available in print to any stockholder who requests it from our President; and

  filed on EDGAR as an exhibit to our Annual and Transition Report on Form 20-F/A filed on January 21, 2011.CODE OF ETHICS

We adopted a Code of Ethics applicable to our senior financial officers and certain other finance executives, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is attached as an exhibit to our Annual Report on Form 10-KSB filed on January 29, 2008. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our Chief Executive Officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

Meetings

Our Board of Directors held no formal meetings during the year ended December 31, 2015. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the Directors and filed with the minutes of the proceedings of the Directors. Such resolutions consented to in writing by the Directors entitled to vote on that resolution at a meeting of the Directors are, according to the Nevada Revised Statutes and our Bylaws, as valid and effective as if they had been passed at a meeting of the Directors duly called and held.

It is our policy to invite Directors to attend the Meeting of stockholders. Two Directors are expected to attend the Meeting.

Committees of the Board of Directors

We currently do not have a nominating or compensation committee or committees performing similar functions. There has not been any defined policy or procedure requirements for stockholders to submit recommendations or nomination for Directors.

Audit Committee and Audit Committee Financial Expert

Currently our audit committee consists of our entire Board of Directors.

Our audit committee operates pursuant to a written charter adopted by our Board of Directors, a copy of which is attached as Schedule A to this Proxy Statement.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent Director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors.

Director Independence

We currently act with four Directors, consisting of Ho Kang-Wing, He Jiaxian, He Jingtian, and Tam Yuk-Ching.

We have determined that He Jiaxian, He Jingtian, and Tam Yuk-Ching are each an “independent director” as defined in Rule 5605(a) of the Nasdaq Listing Rules.

Stockholder Communications with Our Board of Directors

Because of our company’s small size, we do not have a formal procedure for stockholder communication with our Board of Directors. In general, members of our Board of Directors and executive officers are accessible by telephone or mail. Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to our President with a request to forward the communication to the intended recipient.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and Directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2014, all filing requirements applicable to our executive officers, Directors and persons who own more than 10% of our common stock were complied with.

Executive Compensation

The following table sets forth all compensation received during the year ended December 31, 2014 and December 31, 2013 by our Chief Executive Officer, Chief Financial Officer and each of the other most highly compensated executive officers whose total compensation exceeded $100,000 in such fiscal year. These officers are referred to as the “named executive officers” in this proxy statement.

Summary Compensation

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;
(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended December 31, 2014 and December 31, 2013; and
(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, for our fiscal year ended Aug December 31, 2014 and December 31, 2013, are set out in the following summary compensation table:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
James Wu(1) Chairman, Chief Executive Officer, President and Director	2014 2013	90,000 90,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	90,000 90,000
Taifen Day(2) Chief Financial Officer	2014 2013	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
J.T. Wang(3)	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Vice President of Asia Operations	2013	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Michael Lin – Chairman of Vegfab Agricultural Technology Co. Ltd.	2014 2013	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil
Tsai Wen Chin – President of Vegfab Agricultural Technology Co. Ltd.	2014 2013	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil

(1)	Mr. Ho Kang-Wing was appointed as chairman, chief executive officer, president and a director of our company on March 12, 2015.

(2)	Mr. Yam Chi-Wah was appointed as chief financial officer of our company on March 12, 2015.

(3)

Mr. Wu was appointed as chairman, chief executive officer, president and a director of our company on October 25, 2004. Mr. Wu resigned as chairman, chief executive officer, president and a director of our company on March 12, 2015.

(4)	Taifen Day was appointed as chief financial officer of our company on July 27, 2006. Taifen Day resigned as chief financial officer of our company on March 12, 2015.

(5)	Mr. Wang was appointed as Vice President of Asia Operations on April 1, 2007. Mr. Wang resigned on January 15, 2013.

(6)	Michael Lin resigned as Chairman of Vegfab Agriculture Technology Company Ltd. on September 30, 2013.

(7)	Tsai Wen-Chin resigned as President of Vegfab Agricultural Technology Co. Ltd. effective on December 31, 2013.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive share options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that share options may be granted at the discretion of our board of directors.

2014 Grants of Plan-Based Awards

There were no grants of plan based awards during the year ended December 31, 2014.

Outstanding Equity Awards at Fiscal Year End

There were no outstanding equity awards at the year ended December 31, 2014.

Option Exercises and Stock Vested

During our fiscal year ended December 31, 2014 there were no options exercised by our named officers.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Transactions with Related Persons

Our officers and shareholders have advanced funds to us for working capital purposes. Our company has not entered into any agreement on the repayment terms for these advances. As of December 31, 2014, there was $2,912 advances outstanding.

In 2013, we advanced funds bearing interest rate of 8% per annum from a shareholder in an aggregate amount of NTD 28,780,933, or equivalent to $969,630. We repaid both principal and interest during the same year. The interest expense of $60,765 was recorded under other expense from continuing operations before income taxes.

As of December 31, 2014 and 2013, $285,365 and $312,671 was due from a former officer and shareholder, respectively. The amounts were repaid in full in the first quarter of 2014 and 2015, respectively.

In July, 2012, our company issued 18,333,333 shares of common stock to our President, Mr. James Wu, in relation to our acquisition of Vegfab Agricultural Technology Co., Ltd. We agreed to pay Mr. Wu share compensation of 10% of the value of the acquisition that he secured for our Company. The aggregate value of the issuance was $550,000, being 10% of the $5,500,000 purchase price paid for the acquisition of Vegfab.

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended December 31, 2014, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

PROPOSAL 3 - RATIFICATION OF THE CONTINUED APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors is asking our stockholders to ratify the continued appointment of KCCW Accountancy Corp., as our independent registered public accounting firm for the fiscal years ending December 31, 2015 and 2016 at a remuneration to be fixed by the Board.

Stockholder ratification of the continued appointment of KCCW Accountancy Corp. is not required under the Nevada corporate law, our bylaws or otherwise. However, our Board of Directors is submitting the continued appointment of KCCW Accountancy Corp. as our independent registered public accounting firm to our stockholders for ratification as a matter of corporate practice. If our stockholders fail to ratify the continued appointment, our Board of Directors will reconsider whether or not to retain the firm. Even if the appointment is ratified, our Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if our Board of Directors determines that such a change would be in the best interest of our company and our stockholders.

Representatives of KCCW Accountancy Corp. are not expected to be present at the Meeting. However, we will provide contact information for KCCW Accountancy Corp. to any stockholders who would like to contact the firm with questions.

Unless otherwise directed, the proxy holders will vote the proxies received by them for the ratification of the continued appointment of KCCW Accountancy Corp. as our independent registered public accounting firm for the fiscal years ending December 31, 2015 and 2016.

At the Meeting the stockholders will be asked to approve the following resolution:

RESOLVED THAT the continued appointment of KCCW Accountancy Corp. as our independent registered public accounting firm is ratified, approved and confirmed and that the remuneration be fixed by the Board.

Our Board of Directors recommends that you vote FOR the ratification of the continued appointment of KCCW Accountancy Corp. as our independent registered public accounting firm as our auditors for the fiscal years ending December 31, 2015 and December 31, 2016 at a remuneration to be fixed by the Board.

Fees Paid to Our Independent Registered Public Accounting Firm

Audit fees

The aggregate fees billed for the most recently completed fiscal year ended December 31, 2014 and 2013 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended
	December 31, 2014	December 31, 2013
Audit Fees	$83,000	$84,500
Audit Related Fees	$Nil	$Nil
Tax Fees	$Nil	$Nil
All Other Fees	$Nil	$Nil
Total	$83,000	$84,500

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports, services performed in connection with filings with the Securities and Exchange Commission and related comfort letters and other services that are normally provided by KCCW Accountancy Corp. for the fiscal years ended December 31, 2014 and 2013 in connection with statutory and regulatory filings or engagements.

Audit related Fees

There were $83,000 audit related fees paid to KCCW Accountancy Corp. for the fiscal year ended December 31, 2014 and $84,500 for the fiscal year ended December 31, 2013.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions. For the fiscal year ended December 31, 2014 and 2013, we did not use KCCW Accountancy Corp. for non-audit professional services or preparation of corporate tax returns. We do not use KCCW Accountancy Corp. for financial information system design and implementation. These services, which include designing or implementing a system that aggregates source data underlying the financial statements or generates information that is significant to our financial statements, are provided internally or by other service providers. We do not engage KCCW Accountancy Corp. to provide compliance outsourcing services.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before our independent auditors are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

  approved by our audit committee (which consists of our entire Board of Directors); or
  entered into pursuant to pre-approval policies and procedures established by the Board of Directors, provided the policies and procedures are detailed as to the particular service, the Board of Directors is informed of each service, and such policies and procedures do not include delegation of the Board of Directors’ responsibilities to management.

Our Board of Directors (audit committee) pre-approves all services provided by our independent auditors. All of the above services and fees were reviewed and approved by the Board of Directors either before or after the respective services were rendered.

Our Board of Directors has considered the nature and amount of fees billed by our independent auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining our independent auditors’ independence.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as set out below, no Director, executive officer, or nominee for election as a Director of our company and no associate of any of the foregoing persons has any substantial interest, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the Meeting, other than elections to office:

“HOUSEHOLDING” OF PROXY MATERIAL

The Securities and Exchange Commission permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding”, potentially means extra conveniences for stockholders and cost savings for companies.

A number of brokers with accountholders who are stockholders of our company will be “householding” our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting; however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

If there are insufficient votes to approve any of the proposals contained herein, the Board may adjourn the Meeting to a later date and solicit additional proxies. If a vote is required to approve such adjournment, the proxies will be voted in favor of such adjournment.

By Order of the Board of Directors,

/s/ Ho Kang-Wing
Ho Kang-Wing Director

PROXY CARD

ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS OF
TRANSAKT LTD.
(the “Company”)

TO BE HELD AT CONFERENCE ROOM NO.5, 6/F TAIWAN RAILWAYS ADMINISTRATION MOTC, NO. 3 BEIPING W ROAD, ZHONGZHENG
DISTRICT, TAIPEI CITY, TAIWAN. •
ON FRIDAY, APRIL 1, 2016 at 10:00 AM (HKT/local time)
(the “Meeting”)

The undersigned stockholder (“Registered Stockholder”) of the Company hereby appoints, Ho Kang-Wing, an officer of the Company, or failing this person, Yam Chi-Wah, an officer of the Company, as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the Meeting and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the said Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company registered in the name of the Registered Stockholder as specified herein.

[ ] Please check this box only if you intend to attend and vote at the Meeting

To assist the Company in tabulating the votes submitted by proxy prior to the Meeting, we request that you mark, sign, date and return this Proxy by 2:00 p.m., March 18, 2016 using the enclosed envelope.

THIS PROXY IS SOLICITED ON BEHALF MANAGEMENT OF THE COMPANY.

PLEASE MARK YOUR VOTE IN THE BOX.

PROPOSAL 1:	Approval of 20 Old for 1 New Reverse Stock Split	FOR	[ ]	AGAINST	[ ]

PROPOSAL 2:	Election of Ho Kang-Wing, He Jiaxian, He Jingtian, and Tam Yuk-Ching as Directors	FOR	[ ]	AGAINST	[ ]

PROPOSAL 3 :	Ratify the appointment of KCCW Accountancy Corp. as independent registered public accounting firm for fiscal 2015 and 2016 and to allow Directors to set the remuneration	FOR	[ ]	AGAINST	[ ]

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This Proxy, when properly executed, will be voted in the manner directed by the Registered Stockholder. If no direction is made, this Proxy will be voted “FOR” each of the nominated directors and “FOR” the remaining Proposal.

Dated:	2016	Signature:

Please sign exactly as name appears below. When shares are held jointly, both Registered Stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name; and if signed by the president or another authorized officer, please specify the officer’s capacity. If a partnership, please sign in partnership name by authorized person.

SIGN HERE:

Please Print Name:

Date:

Number of Shares Represented by Proxy

THIS PROXY FORM IS NOT VALID UNLESS IT IS SIGNED AND DATED.
SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON REVERSE.

INSTRUCTIONS FOR COMPLETION OF PROXY

1. This form of proxy (“Instrument of Proxy”) must be signed by you, the Registered Stockholder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

2. If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the Registered Stockholder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the Registered Stockholder.

3. A Registered Stockholder who wishes to attend the Meeting and vote on the resolutions in person, may simply register with the Scrutineer before the Meeting begins.

4. A Registered Stockholder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is; OR

(b) appoint another proxyholder.

5. The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the Registered Stockholder on any poll of a resolution that may be called for and, if the Registered Stockholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations of any of the resolutions set out on the Instrument of Proxy or matters which may properly come before the Meeting as the proxyholder in its sole discretion sees fit.

INSTRUCTIONS AND OPTIONS FOR VOTING:

To be represented at the Meeting, this Instrument of Proxy must be DEPOSITED at the office of Transfer Online Inc., by mail in the enclosed business reply envelope, at any time up to and including 10:00 a.m. (Pacific time) on March 29, 2016, or at least 72 hours (excluding Saturdays, Sundays and holidays) before the time that the Meeting is to be reconvened after any adjournment of the Meeting.

If there you have any questions please don’t hesitate to contact TransAKT Ltd. at 852-52389111 (Hong Kong) or Transfer Online at 503.227.2950 (State of Oregon).